Exhibit 99.1

News Release

Investor Contacts:

KCSA Strategic Communications

Philip Carlson / Brad Nelson

+1 212.896.1233 / +1 212.896.1217

pcarlson@kcsa.com / bnelson@kcsa.com

US Navy Purchases First Order of MagneGas

MagneGas Demonstration at US Navy Results in MagneGas 2 Cutting 100% Faster Than Acetylene

TAMPA, Fla., May 14, 2015 /PRNewswire/ -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a technology company that counts among its inventions a patented process that converts liquid waste into a MagneGas Fuel, announced today that following a specific request from the US Navy, it has successfully completed a demonstration and training using its MagneGas2® cutting fuel at a designated US Navy facility. Following an initial demonstration, the US Navy contacted MagneGas and purchased their first order of MagneGas 2. Subsequently MagneGas was invited to perform a two-day “hands-on” demonstration, testing and training session that concluded on May 12th.

In various customer and independent testing, MagneGas2® has repeatedly been lauded for it’s ability to cut faster than acetylene as well as for its overall safety advantages due to its lighter than air characteristics, reduced slag and reduced oxygen consumption. This particular US Navy facility is interested in improving productivity and discussions with them have been on-going for several months regarding how to train their team on MagneGas 2®.

While at the US Navy yard, the MagneGas team performed “head to head” travel speed demonstrations against acetylene and achieved a 100% faster cutting speed on 2” plate using a track torch. The use of MagneGas 2 would therefore dramatically increase the productivity of their cutting operation resulting in a verbally commitment to purchase additional MagneGas. The US Navy yard has already invited MagneGas back to train and demonstrate to the demolition function of this particular yard that is a completely new opportunity.

“We are proud to see solid progress in our penetration of the important armed forces markets through our initial order from the US Navy,” commented Ermanno Santilli CEO of MagneGas Corp. “Providing hands-on testing, training and demonstrations underscores this US Navy facility’s interest in improving productivity. The opportunity to help the US Navy turn ships around faster so that our Armed Forces can protect US interests around the globe makes the whole MagneGas team very proud.”

The MagneGas IR App is now available for free in Apple’s App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

About MagneGas Corporation

Founded in 2007, Tampa-based MagneGas Corporation (NASDAQ: MNGA) is a technology Company that counts among its inventions, a patented process that converts liquid waste into hydrogen based fuels. The Company currently sells MagneGas® into the metal working market as a replacement to acetylene. It is also selling equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at www.MagneGas.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using new ethylene glycol to produce fuel until proper permits to process used liquid waste have been obtained.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.